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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTERCONTINENTALEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INTERCONTINENTALEXCHANGE, INC.
NOTICE OF 2006 ANNUAL MEETING
AND
PROXY STATEMENT

April 3, 2006
Dear Stockholder:
      On behalf of the Board of Directors and management of IntercontinentalExchange, Inc., I am pleased to invite you to the 2006 Annual Meeting of Stockholders. The Annual Meeting will be held at The Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, Atlanta, Georgia 30305 on Thursday, May 11, 2006 at 8:30 a.m., local time.
      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Our directors and officers, as well as representatives from our independent registered public accounting firm will be present to respond to appropriate questions from stockholders.
      Whether or not you plan to attend the meeting in person, please mark, date, sign and return the enclosed proxy card in the envelope provided or vote electronically using the Internet voting procedures described on the proxy card, at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
SECTION 16(a) OF THE SECURITIES EXCHANGE ACT BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
INCORPORATION BY REFERENCE
STOCKHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTERCONTINENTALEXCHANGE, INC.

IntercontinentalExchange, Inc.
2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2006

       NOTICE HEREBY IS GIVEN that the 2006 Annual Meeting of Stockholders of IntercontinentalExchange, Inc. will be held at The Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, Atlanta, Georgia 30305 on Thursday, May 11, 2006 at 8:30 a.m., local time, for the purposes of considering and voting upon:

1. The election of eight directors to serve until the 2007 Annual Meeting of Stockholders;

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.
      The Board of Directors has fixed the close of business on March 20, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.
      If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of March 20, 2006.
      A list of stockholders entitled to vote at the 2006 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal offices, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia during the ten days prior to the meeting, during ordinary business hours, and at The Grand Hyatt Atlanta in Buckhead, Atlanta, Georgia during the meeting.
      WHETHER OR NOT YOU EXPECT TO ATTEND, STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES VIA THE INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR TO MARK, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors.

Jeffrey C. Sprecher
Chairman and Chief Executive Officer
Atlanta, Georgia
April 3, 2006

IntercontinentalExchange, Inc.
2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia 30328

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2006

       This Proxy Statement is furnished to the stockholders of IntercontinentalExchange, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2006 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at The Grand Hyatt Atlanta in Buckhead, 3300 Peachtree Road, Atlanta, Georgia 30305 on Thursday, May 11, 2006 at 8:30 a.m., local time. When used in this Proxy Statement, the terms “we,” “us,” “our,” “IntercontinentalExchange” and “ICE” refer to IntercontinentalExchange, Inc.
      The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is April 3, 2006.
VOTING
General
      The securities that can be voted at the Annual Meeting consist of our (i) common stock, $0.01 par value per share (the “New Common Stock”), (ii) Class A common stock, Series 1, $0.01 par value per share (the “Class A1 Common Stock”), and (iii) Class A common stock, Series 2, $0.01 par value per share (the “Class A2 Common Stock”). The New Common Stock, Class A1 Common Stock and Class A2 Common Stock are collectively referred to as “Common Stock” in this Proxy Statement. Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders for approval. Except as otherwise required by law or our certificate of incorporation, holders of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors and ratification of the appointment of our independent registered public accounting firm. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is March 20, 2006. On the record date, 55,581,702 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.
Quorum and Vote Required
      The presence, in person or by proxy, of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed represented for quorum purposes for the remainder of the meeting and any adjournment thereof.
      In voting with regard to the election of eight directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Under our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting. Accordingly, the nominees receiving the highest number of votes “for” will be elected. Votes that are withheld will have no effect on the election of directors.

      In voting with regard to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2), stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Under our Amended and Restated Bylaws, the vote required to approve Proposal 2 is the affirmative vote of the majority of votes cast for or against the matter at the Annual Meeting. Abstentions will have no effect on the outcome of the vote on Proposal 2.
Broker Non-votes
      A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. “Broker non-votes” are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question or as abstentions.
      Under the rules of the New York Stock Exchange (the “NYSE”), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 2.
Proxy Voting Procedures and Revocability of Proxy
      You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.
      If your shares are held in your name, you can vote by proxy in two convenient ways:

•	Via the Internet: Go to www.ComputerShare.com/Expressvote and follow the instructions. You will need to enter the information requested on your computer screen and follow the simple instructions.

•	In writing: Complete, sign, date and return the enclosed proxy card in the envelope provided.
      All properly executed proxies received in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions noted on the proxy card. If you execute your proxy card but do not give instructions, the shares represented by a proxy will be voted “FOR” the election of all director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.
      You may revoke a proxy at any time before it is exercised by filing a written revocation with the Secretary of ICE, submitting a proxy bearing a later date (including by the Internet), or voting in person at the meeting. Please note, however, that under the rules of the NYSE, any beneficial owner of our Common Stock whose shares are held in street name by a member brokerage firm may revoke its proxy and vote its shares in person at the Annual Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner’s brokerage firm.
Proxy Solicitation
      In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.
Annual Report
      The Annual Report of IntercontinentalExchange, Inc. for the fiscal year ended December 31, 2005 is being mailed with this Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about us. The Annual Report is not a part of this Proxy Statement. The Annual Report is also available on our website at www.theice.com.
Availability of Certain Documents
      We are required to file annual, quarterly and current reports, proxy statements and other reports with the Securities and Exchange Commission (the “SEC”). Copies of these filings are available through our website at www.theice.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, without charge to any stockholder upon written or oral request to us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail ir@theice.com.
      In accordance with a notice sent to certain street name stockholders of Common Stock who share a single address, only one copy of this Proxy Statement and our Annual Report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2005 Annual Report, he or she may contact us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request “householding” in the future by also contacting Investor Relations.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of March 1, 2006 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director and nominee for election as a director, (iii) each of our executive officers named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers”), and (iv) all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.
      Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 1, 2006, there were 55,517,371 shares of Common Stock issued and outstanding. (comprised of 20,513,719 shares of New Common Stock, 755,710 shares of Class A1 Common Stock and 34,247,942 shares of Class A2 Common Stock). As part of a plan of recapitalization approved by our Board of Directors in connection with our initial public offering of New Common Stock in November 2005, each share of Class A Common Stock may be converted at the option of the holder into an equal number of shares of New Common Stock at any time (i) on or after February 19, 2006 (in the case of shares of Class A1 Common Stock, other than A1 shares held by holders of Class A2 Common Stock) or (ii) on or after May 20, 2006, subject to approval by our Board of Directors (in the case of all other shares of Class A Common Stock). Unless otherwise indicated, the address for each of the individuals listed in the table is c/o IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328.

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	Owned

Holders of More Than 5%:
The Goldman Sachs Group, Inc.(1)	6,473,434	11.7%
85 Broad Street, New York, NY 10004
Morgan Stanley Capital Group Inc.(2)	6,452,564	11.6%
2000 Westchester Avenue, Floor 1, Purchase, NY 10577
Total S.A.(3)	4,505,268	8.1%
1105 N. Market Street, Suite 1442, Wilmington, DE 19899
FMR Corp.(4)	4,277,362	7.7%
82 Devonshire Street, Boston, MA 02109
BP Products North America Inc.(5)	4,208,224	7.6%
28100 Torch Parkway, Warrenville, IL 60555
Société Générale Financial Corporation(6)	2,870,478	5.2%
1221 Avenue of the Americas, New York, NY 10020
Named Executive Officers, Directors and Nominees:
Charles R. Crisp(7)(8)	23,019	*
Jean-Marc Forneri(7)(9)	22,894	*
Sir Robert Reid(7)(10)	23,998	*
Frederic V. Salerno(7)	18,207	*
Dr. Richard L. Sandor(7)	21,071	*
Judith A. Sprieser(7)	23,144	*
Vincent Tese(7)	18,144	*
Jeffrey C. Sprecher (11)(12)	2,553,800	4.6%
Richard V. Spencer(11)	102,138	*
Charles A. Vice(11)	138,150	*
David S. Goone(11)	108,217	*
Edwin D. Marcial(11)	114,634	*
Dr. Richard Ward(11)	79,974	*
International House, 1 St. Katherine’s Way, London E1W 1UY United Kingdom
All Directors, Nominees and Executive Officers as a Group (15 persons)	3,363,616	5.9%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Based solely on information in Amendment No. 1 to Schedule 13D dated March 23, 2006 filed by The Goldman Sachs Group, Inc. and includes 6,394,479 shares of Class A2 Common Stock held by The Goldman Sachs Group, Inc., 44,775 shares of New Common Stock held in client accounts in which Goldman Sachs & Co. or its employees have investment discretion or which were acquired through ordinary course trading activities of Goldman Sachs & Co., and 34,180 shares of Class A1 Common Stock held by Goldman Sachs International, an affiliate of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. is an affiliate of Goldman, Sachs & Co., a broker-dealer.

(2)	Includes 6,418,384 shares of Class A2 Common Stock held by Morgan Stanley Capital Group Inc. and 34,180 shares of Class A1 Common Stock held by Morgan Stanley & Co. International Limited, an affiliate of Morgan Stanley Capital Group Inc. Morgan Stanley Capital Group Inc. is an affiliate of Morgan Stanley & Co. Incorporated, a broker-dealer.

(3)	Based solely on information in Schedule 13G dated February 14, 2006 filed by Total S.A. Represents shares of Class A2 Common Stock.

(4)	Based solely on information in Schedule 13G dated February 14, 2006 filed by FMR Corp. and includes 3,954,862 shares of New Common Stock held by Fidelity Management & Research Company, 183,600 shares of New Common Stock held by Fidelity Management Trust Company and 138,900 shares of New Common Stock held by Fidelity International Limited, each of which is an affiliate of FMR Corp.

(5)	Based solely on information in Schedule 13G dated February 13, 2006 filed by BP plc and affiliates and includes 4,174,044 shares of Class A2 Common Stock held by BP Products North America Inc. and 34,180 shares of Class A1 Common Stock held by BP Oil International Limited, an affiliate of BP Products North America Inc.

(6)	Includes 2,759,393 shares of Class A2 Common Stock held by Société Générale Financial Corporation and 111,085 Class A1 Common Stock held by Fimat International Banque SA, an affiliate of Société Générale Financial Corporation. Société Générale Financial Corporation is an affiliate of SG Cowen & Co., LLC and SG Americas Securities, LLC, each of which is a broker-dealer.

(7)	Director beneficial ownership includes stock options exercisable within 60 days of March 1, 2006 under the 2000 Stock Option Plan, restricted stock unit awards that vest within 60 days of March 1, 2006 under the 2003 Restricted Stock Deferral Plan for Outside Directors and restricted stock unit awards that vest within 60 days of March 1, 2006 under the 2004 Restricted Stock Plan.

(8)	Includes 4,000 shares of New Common Stock held by Mr. Crisp’s spouse.

(9)	Includes 5,000 shares of New Common Stock held by Atalant Inc., of which Mr. Forneri is an affiliate.

(10)	Includes 5,000 shares of New Common Stock held by Sir Reid’s spouse.

(11)	Beneficial ownership of each executive officer includes stock options exercisable within 60 days of March 1, 2006 under the 2000 Stock Option Plan and restricted stock unit awards that vest within 60 days of March 1, 2006 under the 2004 Restricted Stock Plan.

(12)	Includes 2,197,813 shares of Class A2 Common Stock held by CPEX (“CPEX”) and 30,786 shares of Class A2 Common Stock underlying stock options exercisable within 60 days of March 1, 2006 under the 2000 Stock Option Plan held by Mr. Sprecher’s spouse. Mr. Sprecher currently owns 92.5% of the equity interest in CPEX and holds an irrevocable proxy enabling him to vote the remaining 7.5%. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares underlying stock options held by his spouse.
PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees for Election as Directors at the 2006 Annual Meeting
      On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the persons named below for election as directors at the Annual Meeting, each to serve for a one year term expiring at the next annual meeting. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal. All of the nominees currently are members of the Board of Directors. The Board of Directors has determined that five of the eight nominees are independent under NYSE listing requirements and our Corporate Governance Principles, which are available on our website at www.theice.com. Mr. Sprecher is not deemed independent because he is an employee of ICE, Sir Reid is not deemed independent because he is

Chairman of ICE Futures and Dr. Sandor is not deemed independent due to his position as Chairman and Chief Executive Officer of the Chicago Climate Exchange, Inc., an entity with which ICE has certain commercial relationships. Each of the nominees has confirmed that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the meeting, any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not anticipate), all the proxies granted to vote in favor of such director’s election will be voted for the election of such other person or persons, if any, recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors. The size of ICE’s Board of Directors is currently set at nine, which leaves one vacancy on the Board of Directors. The Nominating and Corporate Governance Committee is currently conducting a search for a director candidate to fill the vacancy. Proxies cannot be voted for a greater number of directors than the eight nominees as stated in this Proxy Statement.
      Set forth below are the nominees’ names, biographical information, age and the year in which each was first elected a director of ICE.

			Director
Name	Biographical Information	Age	Since

Charles R. Crisp	Mr. Crisp is the retired President and Chief Executive officer of Coral Energy, a Shell Oil affiliate responsible for wholesale gas and power activities. He served in this position from 1999 until his retirement in October 2000, and was President and Chief Operating Officer from January 1998 through February 1999. Prior to that, Mr. Crisp served as President of the power generation group of Houston Industries and, between 1988 and 1996, served as President and Chief Operating Officer of Tejas Gas Corporation. Mr. Crisp currently serves as a director of EOG Resources, Inc., AGL Resources, Inc. and Targa Resources, Inc.	58	2002
Jean-Marc Forneri	Mr. Forneri is founder and senior partner of Bucephale Finance, a boutique M&A firm specializing in large transactions for French corporations, foreign investors and private equity firms. For the seven years prior to Bucephale’s founding, Mr. Forneri headed the investment banking business of Credit Suisse First Boston in Paris. He was Managing Director and Head of Credit Suisse First Boston France S.A., and Vice Chairman, Europe. Prior to that, Mr. Forneri was a Partner of Demachy Worms & Cie Finance from 1994 to 1996, where he was in charge of investment banking activities of Group Worms. Mr. Forneri is also a Director of Balmain SA, Banque Lyonnaise Bonnasse, SAGEM, SNECMA and Friends of Paris Museum of Modern Art.	46	2002

			Director
Name	Biographical Information	Age	Since

Sir Robert Reid	Sir Robert Reid was the Deputy Governor of the Halifax Bank of Scotland from 1997 until 2004 and has served since 1999 as the Chairman of ICE Futures, our subsidiary. He spent much of his career at Shell International Petroleum Company Limited, and served as Chairman and Chief Executive of Shell U.K. Limited from 1985 until 1990. He became Chairman of the British Railways Board in 1990, and retired from that post in 1995. From 1994 to 1997, he was Chairman of London Electricity. He was Chairman of the Council of The Industrial Society between 1993 and 1997, Chairman of Sears plc from 1995 until 1999, Chairman of Sondex Limited from 1999 until 2002 and Chairman of Kings Cross Partnership from 1999 until 2003. He also served as a Non-Executive Director on the boards of Avis Europe from 2002 until 2004 (Chairman) and Sun Life Financial Services of Canada from 1999 until 2004. He has served on the boards of directors of The Merchants Trust since 1995, Siemens plc since 1998, CHC Helicopter Corporation since 2004 and Miltron Keynes Partnership Committee (Chairman) since 2004. He received his Knighthood in Queen Elizabeth’s 1990 Birthday Honours.	72	2001
Frederic V. Salerno	Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. Before the merger of Bell Atlantic and GTE, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer and served in the Office of the Chairman of Bell Atlantic from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman — Finance and Business Development at NYNEX from 1991 to 1997. Mr. Salerno served on the boards of directors of Verizon Communications, Inc. from 1991 to 2001, AVNET, Inc. from 1993 to 2003 and was Chairman of Orion Power from 1999 until its sale in 2001. He has served on the boards of directors of The Bear Stearns Companies, Inc. since 1993, Viacom, Inc. since 1996, Consolidated Edison, Inc. since 2002, Akamai Technologies, Inc. since 2002 and Popular, Inc. since 2003.	62	2002

			Director
Name	Biographical Information	Age	Since

Richard L. Sandor, Ph. D	Dr. Sandor currently serves as the Chairman and Chief Executive Officer of the Chicago Climate Exchange, Inc., a position he has held since 2002, and serves as Chairman of Climate Exchange PLC, a position he has held since 2003. Previously, he served as Chairman and Chief Executive Officer of Environmental Financial Products, L.L.C. from 1993 to 1998. Prior to the creation of Chicago Climate Exchange and Environmental Financial Products, Dr. Sandor was a senior financial markets executive with Kidder Peabody from 1991 to 1993, Banque Indosuez from 1990 to 1991 and Drexel Burnham Lambert from 1982 to 1990. Dr. Sandor has served as a Non- Resident Director of the Chicago Board of Trade, as its Second Vice-Chairman of Strategy and, for more than three years, as its Chief Economist. Dr. Sandor is currently a director of American Electric Power, Millennium Cell, Bear Stearns Financial Products, Inc. and its subsidiary, Bear Stearns Trading Risk Management, Inc. He is also a member of the design committee of the Dow Jones Sustainability Index. Dr. Sandor is currently a Research Professor at the Kellogg Graduate School of Management at Northwestern University and has been a faculty member of the School of Business Administration at the University of California, Berkeley and at Stanford University.	64	2002
Jeffrey C. Sprecher	Mr. Sprecher has been a director and our Chief Executive Officer since our inception and has served as our Chairman of the Board since November 2002. As our Chief Executive Officer, he is responsible for our strategic direction, operation, and financial performance. Mr. Sprecher purchased Continental Power Exchange, Inc. (“CPEX”), our predecessor company, in 1997. Prior to joining CPEX, Mr. Sprecher held a number of positions, including President, over a fourteen-year period with Western Power Group, Inc., a developer, owner and operator of large central-station power plants. While with Western Power, Mr. Sprecher was responsible for a number of significant financings. In 2002, Mr. Sprecher was recognized by Business Week magazine as one of its Top Entrepreneurs. Mr. Sprecher holds a B.S. degree in Chemical Engineering from the University of Wisconsin and an MBA from Pepperdine University.	51	2001
Judith A. Sprieser	Ms. Sprieser was the Chief Executive Officer of Transora, Inc., a technology software and services company until March 2005. Prior to founding Transora in 2000, Ms. Sprieser was Executive Vice President of Sara Lee Corporation, serving prior to that as Sara Lee’s Chief Financial Officer. Ms. Sprieser has been a member of the boards of directors of Allstate Insurance Company since 1999, USG Corporation since 1994, Reckitt Benckiser, plc since 2003, and CBS Corporation since 2006 and is a member of Northwestern University’s Board of Trustees. She has a B.A. degree and an MBA from Northwestern University.	52	2004

			Director
Name	Biographical Information	Age	Since

Vincent Tese	Mr. Tese currently serves as Chairman of Wireless Cable International, Inc., a position he has held since 1995. Previously, he served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the Urban Development Corporation from 1985 to 1994, Director of Economic Development for New York State from 1987 to 1994, and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a Partner in the law firm of Tese & Tese from 1973 to 1977. He was a Partner in the Sinclair Group, a commodities trading and investment management company from 1977 to 1982, where he traded on the COMEX. He was also a co-founder of Cross Country Cable TV. Mr. Tese is a member of the boards of directors of The Bear Stearns Companies, Inc., Bowne & Co., Inc., Cablevision, Inc., Mack-Cali Reality Corporation and Gabelli Asset Management and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a LL.M. degree in taxation from New York University School of Law.	63	2004
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.
Meetings and Committees of the Board of Directors
      The Board of Directors conducts its business through meetings of the full Board of Directors and through committees of the Board of Directors, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In 2005, our Board of Directors held eleven meetings, the Audit Committee held five meetings and the Compensation Committee held five meetings. The Nominating and Corporate Governance Committee, which was formed in November 2005 in connection with our initial public offering, did not hold a meeting in 2005. Mr. Forneri is the sole director that attended less than 75% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member. In addition to serving on our Board of Directors, Mr. Forneri was a member of our Audit and Compensation Committees in 2005. ICE’s policy is that all directors and nominees should attend annual meetings of stockholders, and we currently expect that all of our directors will attend this Annual Meeting.

Audit Committee
      The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are financially literate, as required by NYSE. At least one member of the Audit Committee is an audit committee financial expert, as defined by the rules and regulations of the SEC. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our systems of internal controls regarding finance, accounting and legal compliance;

•	the independence, qualification and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our auditing, accounting and financial reporting processes generally.
      The Audit Committee is governed by the Audit Committee Charter approved by our Board of Directors. The charter is available on our website at www.theice.com and is attached to this Proxy Statement as Appendix A. We will also provide a copy of the charter to stockholders upon request.
      The members of the Audit Committee are Messrs. Salerno (Chairperson), Crisp and Forneri. The Board of Directors has determined that Mr. Salerno is an audit committee financial expert.

Compensation Committee
      The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a “Nonemployee Director” under the Exchange Act, and meet the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee:

•	reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the Chief Executive Officer;

•	evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s compensation based on this evaluation;

•	approves, in consultation with our Chief Executive Officer, the compensation of our officers who are elected by our Board of Directors;

•	reviews and approves option grants and stock awards;

•	exercises general oversight over our benefit plans and evaluates any proposed new retirement or executive benefit plans; and

•	reviews and approves any severance or similar termination payments proposed to any current or former executive officers.
      The Compensation Committee is governed by the Compensation Committee Charter approved by the Board. The charter is available on our website at www.theice.com. We will also provide a copy of the charter to stockholders upon request.
      The members of the Compensation Committee are Ms. Sprieser (Chairperson) and Messrs. Forneri and Tese.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee is comprised solely of directors who meet NYSE independence requirements. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and attracting highly qualified individuals to serve as directors and establishing criteria for selecting new board members;

•	selecting director nominees for the next annual meeting of stockholders;

•	developing and maintaining a set of corporate governance guidelines;

•	devising a code of business conduct and ethics for directors, officers and employees; and

•	monitoring and safeguarding the Board of Directors’ independence.
      The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter approved by our Board of Directors. The charter is available on our website at www.theice.com. We will also provide a copy of the charter to stockholders upon request.

      The members of the Nominating and Corporate Governance Committee are Messrs. Tese (Chairperson) and Crisp.
CORPORATE GOVERNANCE
Independent Directors
      The Corporate Governance Policies adopted by our Board of Directors, described further below, provide that a majority of our directors must be “independent directors” and specify independence standards consistent with NYSE listing standards. The nominees for director are such that immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office will be independent directors. The Nominating and Corporate Governance Committee and the Board of Directors have determined that all directors and nominees, except for Mr. Sprecher, Sir Reid and Dr. Sandor, do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NYSE listing standards and our Corporate Governance Policies.
Nomination of Directors
      The Board of Directors is responsible for approving candidates for board membership. The Board of Directors has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. More specifically, our Nominating and Corporate Governance Committee and the Board of Directors have adopted the IntercontinentalExchange, Inc. Policy Regarding Qualification and Nomination of Director Candidates.
      The Nominating and Corporate Governance Committee seeks to create a Board of Directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess all of the following personal attributes and a sufficient mix of the experience attributes to assure effective service on the Board of Directors. Personal attributes of a candidate considered by the Nominating and Corporate Governance Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills, and effectiveness. Experience attributes of a candidate considered by the Nominating and Corporate Governance Committee include: financial acumen, general business experience, industry knowledge, diversity of view points, special business experience and expertise. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors and IntercontinentalExchange at that time given the then current mix of director attributes.
      The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating and Corporate Governance Committee members, (ii) other directors, (iii) management and (iv) stockholders of IntercontinentalExchange. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.
      In accordance with NYSE listing standards, we ensure that at least a majority of our Board of Directors is independent under the NYSE definition of independence, and that the members of the Board of Directors as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees.

      The Nominating and Corporate Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. A stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting is required to give written notice to the Secretary of ICE of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Please see “Stockholders’ Proposals for 2007 Annual Meeting” below for additional information.
      To recommend a nominee, a stockholder should write to Secretary, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328. Any such recommendation must include:

•	a statement in writing setting forth the name of the person or persons to be nominated;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by each such person, as reported to such stockholder by such person;

•	the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, as amended from time to time;

•	each such person’s signed consent to serve as a director if elected;

•	such stockholder’s name and address;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by such stockholder; and

•	in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.
      Once director candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by our Chairman and Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. The full Board of Directors will be kept informed of the candidate’s progress. Using input from such interviews and other information obtained by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors of the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.
      Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating and Corporate Governance Committee based on each director’s satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth above have been followed.
      All of the current nominees for director recommended for election by the stockholders at the 2006 Annual Meeting are current members of the Board of Directors. Based on the Nominating and Corporate Governance Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their performance as directors in 2005, the Nominating and Corporate Governance Committee determined to recommend the nominees for re-election. The Nominating and Corporate Governance Committee has not received any nominations from stockholders for the 2006 Annual Meeting.

Board of Directors Governance Principles
      We have adopted the IntercontinentalExchange, Inc. Board of Directors Governance Principles that guide the Board of Directors on matters of corporate governance, including composition of the Board of Directors; duties and responsibilities of the Board of Directors; committees of the Board of Directors; Board of Directors leadership, functioning and evaluation; director independence, orientation, compensation, education and access to management; Board of Directors access to independent advisors; and director compliance with the Code of Business Conduct and Ethics. A copy the Board of Directors Governance Principles are available on our website at www.theice.com. We will provide a copy of the Board of Directors Governance Principles to stockholders upon request.
Code of Business Conduct and Ethics
      We have adopted the IntercontinentalExchange, Inc. Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer and Chief Financial Officer (who is both our principal financial and principal accounting officer), as well as all other employees, as indicated above. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.theice.com. We will provide a copy of the Code of Business Conduct and Ethics to stockholders upon request.
Communications with the Board of Directors
      We have established a process for stockholders to communicate with members of the Board of Directors. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board of Directors or non-management directors, send these matters in writing to IntercontinentalExchange, Inc., c/o Legal Department, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328. Information about our Board of Directors communications policy can be found on our website at www.theice.com under the links “About ICE — Investor Resources — Corporate Governance — Board Communications Policy.”
DIRECTOR COMPENSATION
      Directors who are also our employees do not receive additional compensation for serving as directors. In 2005, non-employee directors were paid an annual retainer of $30,000, which amount may be taken as restricted shares of our Common Stock that vest over three years under our 2003 Restricted Stock Deferral Plan for Outside Directors. Non-employee directors receive a fee of $1,500 for attendance at each meeting of the Board of Directors and each committee meeting. Members of the Audit Committee receive a fee of $3,000 for attendance at each meeting of the Audit Committee. Both of these meeting fees may be taken in the form of restricted shares of our Common Stock that vest over three years under our 2003 Restricted Stock Deferral Plan for Outside Directors. Non-employee directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of our Board of Directors. Directors are eligible for grants of stock options under the 2000 Stock Option Plan, grants of restricted stock under our 2004 Restricted Stock Plan, and grants of equity awards under the 2005 Equity Incentive Plan.
      For 2006, the Compensation Committee and Board of Directors have approved various changes to the director compensation program. These changes consist of the following:

•	An increase in the annual retainer to $45,000 and an elimination of all Board of Directors and committee meeting fees.

•	Adoption of annual retainers for each committee member as follows:

•	Audit Committee — $10,000;

•	Compensation Committee — $6,000; and

•	Nominating and Corporate Governance Committee — $3,000.

•	Adoption of committee chairperson retainers (in lieu of the above annual retainers) for each committee of the Board of Directors as follows:

•	Audit Committee — $25,000;

•	Compensation Committee — $15,000; and

•	Nominating and Corporate Governance Committee — $8,000.

•	Adoption of equity grant guidelines for service on the Board of Directors as follows:

•	Initial grant to new member: $200,000 in the form of restricted stock units that vest in equal annual installments over three years (with the number of units calculated at the time of grant by dividing the annual grant value by the price per share at the date of grant); and

•	Annual grant to existing member: $100,000 in the form of restricted stock units that vest one year from the date of grant (with the number of units calculated at the time of grant by dividing the annual grant value by the price per share at the date of grant).

•	Continuation of a restricted share deferral mechanism for cash fees through the 2003 Restricted Stock Deferral Plan as made through annual elections prior to the year of service, with a 10% discount on the value of common stock for any fees deferred through this method.
We have entered into an employment agreement with our sole director who is also an employee of ICE, Jeffrey C. Sprecher, as described under “Executive Compensation — Employment Agreements”.

ICE Futures Board of Directors
      Our wholly-owned subsidiary, ICE Futures, is an entity organized under the laws of the United Kingdom and is a Recognized Investment Exchange under the Financial Services and Markets Act 2000. At the time of our acquisition of ICE Futures, we committed to maintain an appropriate corporate governance structure for ICE Futures to ensure its compliance with the obligations under U.K. law and with its regulatory obligations applicable to it as a Recognized Investment Exchange. We agreed that ICE Futures’ board of directors should continue to have primary responsibility for ensuring this compliance, and ICE Futures agreed that it would retain at least two independent non-executive directors. ICE Futures’ board of directors operates in accordance with a code of practice that ICE Futures adopted in April 2000. The code of practice, which is not legally binding, provides for consultation with market participants on various matters.

EXECUTIVE COMPENSATION
Compensation Summary
      The following table sets forth the cash and non-cash compensation paid for the fiscal years ended December 31, 2005, 2004 and 2003, to (i) our Chief Executive Officer, (ii) the four most highly compensated executive officers (based on combined salary and bonus) of ICE other than the Chief Executive Officer during the fiscal year ended December 31, 2005 and (iii) a former officer of ICE Futures who would have been included in the above category had he still been serving as an officer at December 31, 2005 (collectively the “Named Executive Officers”).
Summary Compensation Table

						Long-Term Compensation
						Awards
		Annual Compensation
							Securities
				Other		Restricted	Underlying
Name and Principal	Fiscal			Annual		Stock Unit	Options/	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)		Awards ($)(1)	SARS(#)	Compensation($)

Jeffrey C. Sprecher	2005	675,750	1,013,625	—		—	—	21,730	(2)
Chairman and	2004	603,750	431,498	421,498	(2)	3,533,400	—	21,236	(2)
Chief Executive	2003	603,750	333,572	246,749	(2)	—	900,000	21,268	(2)
Officer
Charles A. Vice	2005	420,000	504,000	—		—	—	19,470	(3)
President and	2004	420,000	231,000	—		1,500,000	—	16,949	(3)
Chief Operating	2003	420,000	178,500	—		—	432,200	10,000	(3)
Officer
Richard V. Spencer	2005	420,000	504,000	—		—	—	21,265	(4)
Senior Vice	2004	420,000	231,000	—		1,500,000	—	18,263	(4)
President, Chief	2003	420,000	178,500	—		—	330,500	10,000	(4)
Financial Officer
David S. Goone	2005	400,000	524,000	—		—	—	18,406	(5)
Senior Vice	2004	338,000	185,900	—		930,000	—	16,152	(5)
President, Business	2003	338,000	143,650	—		—	330,500	10,000	(5)
Dev. & Sales
Edwin D. Marcial	2005	350,000	250,250	—		—	—	16,347	(6)
Senior Vice	2004	350,000	192,500	—		1,250,000	—	14,621	(6)
President, Chief	2003	350,000	148,750	—		—	330,500	10,000	(6)
Technology Officer
Dr. Richard Ward	2005	446,072	245,339	—		369,750	—	89,214	(7)
Vice Chairman,	2004	448,252	190,507	—		670,000	—	89,650	(7)
ICE Futures	2003	400,355	170,151	—		—	57,837	80,071	(7)

(1)	Restricted stock awards were the only awards to the Named Executive Officers between 2003 and 2005, and were granted at a fair market value of $8.00 per share as determined by our Board of Directors primarily based on a valuation performed by an independent third party. Of the shares, 50% of the shares are time-vesting shares that vest over four years (25% after one year and the balance vesting ratably over the remaining 36 months), and the other 50% of the shares are performance-vesting shares that vest based on the achievement of cumulative earnings before interest, taxes, depreciation and amortization performance vs. pre-established targets between 2005 and 2007. On February 22, 2006, the Compensation Committee approved awards of restricted stock units that vest ratably over three years at a fair market value of $49.23 per share. This grant was comprised of the following: Mr. Sprecher (19,200 shares), Mr. Vice (9,000 shares), Mr. Spencer (9,000 shares), Mr. Goone (9,000 shares) and Mr. Marcial (5,900 shares).

(2)	Effective as of January 1, 2005, Mr. Sprecher’s annual salary was increased from $603,750 to $675,750 in conjunction with the elimination of his $72,000 annual housing and travel allowance. Other annual compensation for Mr. Sprecher includes loan forgiveness and related gross up of tax allowance amount (CPEX’s portion of LLC tax liability) of $349,498 in 2004 ($201,136 plus gross up of $148,362) and $174,749 in 2003 ($100,568 plus gross up of $74,181), and payment of an Atlanta housing and travel allowance ($72,000 in 2004 and $72,000 in 2003). All other compensation includes payment of an individual disability income policy ($8,479 in 2005, $8,988 in 2004 and $9,478 in 2003), payment of a term life insurance policy ($2,751 in 2005, $1,998 in 2004 and $1,790 in 2003), and the employer match in our 401(k) plan ($10,500 in 2005, $10,250 in 2004 and $10,000 in 2003).

(3)	All other compensation for Mr. Vice includes the employer match in our 401(k) plan ($10,500 in 2005, $10,250 in 2004 and $10,000 in 2003), payment of an individual disability income policy ($7,763 in 2005 and $5,822 in 2004), and payment of a term life insurance policy ($1,207 in 2005 and $877 in 2004).

(4)	All other compensation for Mr. Spencer includes the employer match in our 401(k) plan ($10,500 in 2005, $10,250 in 2004 and $10,000 in 2003), payment of an individual disability income policy ($8,179 in 2005 and $6,134 in 2004), and payment of a term life insurance policy ($2,586 in 2005 and $1,879 in 2004).

(5)	In March 2005, the Compensation Committee approved a salary increase for Mr. Goone from $338,000 to $400,000 per year, effective as of January 1, 2005. All other compensation for Mr. Goone includes the employer match in our 401(k) plan ($10,500 in 2005, $10,250 in 2004 and $10,000 in 2003), payment of an individual disability income policy ($6,763 in 2005 and $5,072 in 2004), and payment of a term life insurance policy ($1,143 in 2005 and $830 in 2004).

(6)	All other compensation for Mr. Marcial includes the employer match in our 401(k) plan ($10,500 in 2005, $10,250 in 2004 and $10,000 in 2003), payment of an individual disability income policy ($5,262 in 2005 and $3,946 in 2004), and payment of a term life insurance policy ($585 in 2005 and $425 in 2004).

(7)	All figures for Dr. Ward have been converted to U.S. dollars using the average exchange rate of pounds sterling per U.S. dollar in each year (1.8128 pounds sterling per U.S. dollar in 2005, 1.8296 in 2004 and 1.6341 in 2003). All other compensation includes a pension contribution of 20% of salary. Pursuant to a Letter Agreement as of October 24, 2005, Dr. Ward will terminate his service as Vice Chairman of ICE Futures on April 24, 2006. He will receive a one-time payment of £122,500 as of the termination date. Thereafter, Dr. Ward will be paid £19,560 per month pursuant to a Consulting Agreement entered into as of October 24, 2005 for the period from April 24, 2006 through October 24, 2006. He will also remain eligible for our benefits and pension plan through October 24, 2006.

Stock Option Grants
      There were no options to purchase our stock granted to our Named Executive Officers during the year ended December 31, 2005.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth option exercises by the Named Executive Officers during the fiscal year ended December 31, 2005, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 2005 and (ii) the respective value for “in-the-money” options, which represents the positive spread between the exercise price of existing options and the fair market value of our New Common Stock on the New York Stock Exchange as of December 31, 2005 ($36.35).
Aggregated Option Exercises in 2005
and 2005 Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares		Fiscal Year-End(1)		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey C. Sprecher(3)	—	$0	219,037	112,500	$6,614,540	$3,189,375
Charles A. Vice(4)	33,750	805,250	28,919	28,919	819,839	819,839
Richard V. Spencer	—	0	54,025	54,025	1,531,609	1,531,609
David S. Goone	—	0	76,825	41,313	2,212,066	1,171,209
Edwin D. Marcial(5)	6,250	23,750	70,575	41,313	2,111,983	1,171,209
Dr. Richard Ward	—	0	28,919	28,919	819,839	819,839

(1)	The number of securities underlying unexercised options has been adjusted to give effect to the 1 for 4 reverse stock split of the Class A common stock that became effective immediately prior to the completion of our initial public offering of New Common Stock in November 2005.

(2)	The value of unexercised in-the-money options at fiscal year-end was calculated by multiplying the number of securities underlying unexercised options at fiscal year-end by the difference between $36.35 (the closing price of our New Common Stock on the NYSE on December 31, 2005) and the strike price (between $4.20 and $8.00) of the option.

(3)	Mr. Sprecher is the controlling shareholder of CPEX, which holds 2,197,813 of our common shares. In connection with the termination of the CPEX Stock Option Plan, CPEX sold 209,122 shares of New Common Stock in our initial public offering in November 2005, representing all shares of stock subject to exercisable options under the CPEX Stock Option Plan. As part of each holder’s agreement to terminate the CPEX Stock Option Plan and cancel all of their outstanding and vested options, CPEX paid each holder an amount equal to (i) the net proceeds received by CPEX in connection with its sale in the offering of the respective number of shares of New Common Stock underlying such holder’s options, less (ii) the aggregate exercise price of such holder’s respective options, less (iii) applicable Federal and state withholding taxes. Mr. Sprecher did not personally sell any of his interest in the offering, and CPEX sold solely in connection with the termination of the CPEX Stock Option Plan.

(4)	Mr. Vice received a net cash payment from CPEX in the amount of $2,025,828 for canceling 144,222 exercisable CPEX options in November 2005. This amount was equal to (i) the net proceeds received by CPEX in connection with its sale in our initial public offering of 144,222 shares of our New Common Stock underlying these options, less (ii) the aggregate exercise price of these options, less (iii) applicable Federal and state withholding taxes. These CPEX options were exercisable by payment to CPEX, not IntercontinentalExchange.

(5)	Mr. Marcial received a net cash payment from CPEX in the amount of $561,172 for canceling 36,055 exercisable CPEX options in November 2005. This amount was equal to (i) the net proceeds received by CPEX in connection with its sale in our initial public offering of 36,055 shares of our common stock underlying these options, less (ii) the aggregate exercise price of these options, less

(iii) applicable Federal and state withholding taxes. These CPEX options were exercisable by payment to CPEX, not IntercontinentalExchange.

Employment Agreements
      We have entered into employment agreements with each of Messrs. Sprecher, Vice, Spencer, Marcial and Goone.

Term of Employment
      Each agreement provides for an initial employment term of two or three years, depending on the employee. The term of each agreement will be automatically extended every six months unless either we or the employee, prior to the date of extension, give written notice to the other that there will be no extension. The extension will be for a term equal to the initial term — that is, two or three years, depending on the employee. The effect of this provision is to ensure that the term remaining under any of these agreements is never more than six months less than the initial term. The initial term is three years for Messrs. Sprecher, Vice and Spencer, and two years for Messrs. Goone and Marcial.

Compensation
      Each employment agreement provides for an initial annual base salary. Each of these employees is also eligible to receive an annual bonus and to receive from time to time grants of awards under our 2000 Stock Option Plan, 2004 Restricted Stock Plan and 2005 Equity Incentive Plan, in each case as set by the Compensation Committee or by our Board of Directors as a whole.

Termination
      If we terminate an employee for “cause”, as such term is defined below, or any such employee resigns other than for “good reason”, as such term is defined below, we must pay the employee, among other benefits, all accrued but unpaid salary, annual bonus, if any, and unreimbursed expenses. In the event that we terminate any employee other than for cause or the employee resigns for good reason, we must compensate the employee as follows:
      Termination Following a Change in Control. If the termination occurs after the effective date of a change in control of us, we must pay the employee a lump sum amount of cash equal to a multiple of his salary and bonus. This multiple is three for Messrs. Sprecher, Vice and Spencer, and two for Messrs. Goone and Marcial. In these circumstances, the applicable bonus amount will be the greater of the employee’s last annual bonus and the employee’s target bonus, as previously determined by the Board of Directors, for the year in which the employee is terminated. We will also provide gross up payments to the terminated employee as necessary to compensate him for liability for certain excise taxes that may become due as a result of payments called for under the employment agreement.
      An employee terminated following, or as a result of, a change in control will be entitled to exercise his stock options that had been granted after entering into the employment agreement for the same period as if the employee had continued in employment through the remainder of his term. All of the employee’s stock options granted after the date of the employment agreement will become exercisable upon the executive’s termination.
      Termination Unrelated to a Change in Control. If the termination of an employee is unrelated to a change in control, we must continue to pay his salary and bonus for the remainder of the employment term, over time as it would normally be paid, with the bonus so paid equal to the greater of the last annual bonus paid to him prior to termination and his target bonus for the applicable year. In addition, any stock options granted after the date of the applicable employment agreement will become exercisable upon the employee’s termination.
      “Cause”, as used in the employment agreements, generally means: (1) the employee is convicted of, pleads guilty to, or otherwise admits to any felony or act of fraud, misappropriation or embezzlement;

(2) the employee knowingly engages or fails to engage in any act or course of conduct that is (a) reasonably likely to adversely affect our rights or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading commodities or (b) that violates the rules of any exchange or market on which we effect trades (or at such time are actively contemplating effecting trades) and is reasonably likely to lead to a denial of our right or qualification to effect trades on such exchange or market; (3) there is any act or omission by the employee involving malfeasance or gross negligence in the performance of his duties and responsibilities or the exercise of his powers to the material detriment of us; or (4) the employee (a) breaches any of the covenants made under his employment agreement or (b) violates any provision of any code of conduct adopted by us that applies to him if the consequence to such violation ordinarily would be a termination of his employment.
      “Good reason” generally means: (1) there is a material reduction or, after a change in control, any reduction, in the employee’s base salary or opportunity to receive any annual bonus and stock option grants without the employee’s express written consent; (2) there is a material reduction or, after a change in control, any reduction in the scope, importance or prestige of the employee’s duties; (3) we transfer the employee’s primary work site to a site that is more than thirty miles from his then current work site; (4) we, after a change in control change the employee’s job title or fail to continue to make available to the employee the same or equivalent plans, programs and policies; (5) there is a material breach or, after a change in control, any breach of his employment agreement; or (6) we fail to nominate the employee for re-election to our Board of Directors (in the case of Mr. Sprecher).

Exclusivity
      Each employment agreement permits the employee to serve on the board of directors of those business, civic and charitable organizations on which he was serving on the date that we signed his employment agreement, as long as doing so has no significant and adverse effect on the performance of his duties and responsibilities or the exercise of his powers under his employment agreement. Each employee is not permitted, however, to serve on any other boards of directors and shall not provide services to any for-profit organization on or after the date that we signed his employment agreement without the written consent of the chair of the Compensation Committee (in the case of Messrs. Sprecher, Vice and Spencer) or our Chief Executive Officer (in the case of Messrs. Goone and Marcial).

Non-competition
      Each employee agrees under his employment agreement that for the term of his employment agreement or, if less, for the one-year period which starts on the date that his employment terminates, not to assume or perform any managerial or supervisory responsibilities and duties that are substantially the same as those that he performs for us for any other business entity that engages in any business-to-business electronic exchange for trading commodities in which we are engaged as of the date of termination of the employee’s employment or in which we propose to engage under our business plan as in effect on such date, if any site of any of the offices or equipment of such competitive business is located in the United States, Canada, Mexico, Central America, South America or in any country that is a member of the European Union. The employment agreements of Messrs. Vice, Spencer, Goone and Marcial provide that they may own up to five percent of the stock of a publicly traded company that engages in such competitive business so long as they are only passive investors and are not actively involved in such company in any way.

Non-solicitation
      Each employee is restricted from soliciting, for the purpose of competing with us or our affiliates, any of our customers or customers of our affiliates with whom the employee had contact, knowledge or association at any time during the employee’s employment with us or our affiliates (1) at any time during the employee’s employment with us or our affiliates and (2) at any time during the twenty-four month period immediately preceding the beginning of the “restricted period.” “Restricted period” means the remainder of the employee’s term of employment without regard to the reason for the employee’s termination of employment (as such initial term may have been extended under the agreement).
      Each employee is restricted from soliciting, for the purpose of competing with us or our affiliates, any other officer, employee or independent contractor of us or our affiliates with whom the employee had contact, knowledge or association to terminate his or her employment or business relationship with us or our affiliates (1) at any time during the employee’s employment with us or our affiliates and (2) at any time during the twelve month period immediately preceding the beginning of the “restricted period.”

Bonuses
      Each employee is eligible, under his employment agreement, to receive an annual bonus each year that is reasonable in light of his contribution for that year in relation to the contributions made and bonuses paid to other senior executives of ICE for such year.

Other Provisions
      Each of the employees named above is subject to customary confidentiality provisions during the term of employment and for a specified period after termination, and each must not use or disclose any of our trade secrets for as long as they remain trade secrets.
Benefit Plans
      Our U.S. employees are eligible to participate in our 401(k) and Profit Sharing Plan, which was implemented on October 1, 2001. We offer to match 100% of the first 5% of the eligible employee’s compensation contributed to the plan, subject to plan and statutory limits.
      Our U.K.-based subsidiaries have a defined contribution pension plan for eligible employees. We contribute a percentage of the employee’s base salary to the plan each month and employees are able to make additional voluntary contributions, subject to plan and statutory limits. Our contributions range from 10% to 20% of an employee’s base salary.
      Our benefit plans include the 2000 Stock Option Plan, the 2003 Restricted Stock Deferral Plan for Outside Directors, the 2004 Restricted Stock Plan and the 2005 Equity Incentive Plan, which provide for the issuance of stock options, restricted stock or restricted stock units that may be exercised for or converted into, as the case may be, shares of our common stock. Until May 20, 2006, Class A2 shares are issuable under these plans. Effective May 20, 2006, each plan has been amended to provide for the issuance of New Common Stock upon exercise, conversion or vesting of outstanding awards, and all awards issued from that date under the plans will entitle the holder to receive shares of New Common Stock.

2000 Stock Option Plan
      We adopted the 2000 Stock Option Plan in June 2000 and it was approved by our stockholders on June 23, 2000 for the purposes of attracting, retaining and rewarding our employees and directors. The 2000 Stock Option Plan authorizes the issuance of up to 5,250,000 shares of common stock upon the exercise of options under the plan. Both incentive and nonqualified options may be granted under and generally vest over four years. Options may be exercised up to ten years after the date of grant, but generally expire 14 days after termination of employment or service as a director.
      In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares effected without consideration received by us, the Compensation Committee will conclusively determine the adjustment to the number of shares covered by the 2000 Stock Option Plan, the number of shares covered by each outstanding option and the exercise price of each option.

      Eligibility. Options may be granted to any individual employed by us, within the meaning of Section 3401 of the Code, or to any of our directors, as the Compensation Committee may determine.
      Administration. The Compensation Committee administers the 2000 Stock Option Plan. The Compensation Committee has the authority to interpret and construe the plan, grant options and determine who will receive options and the number of shares to be granted subject to exercise of options issued under the plan. All determinations of the Compensation Committee with respect to the interpretation and construction of the 2000 Stock Option Plan are final.
      Nonassignability. Options may be exercised only by the grantee and may not be assigned or transferred during the grantee’s lifetime.
      Restrictions on Shares Acquired. In connection with an underwritten registered offering of any of our securities, we may require that optionees not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction having the same economic effect as a sale with respect to any shares or other securities of ICE held by the optionee, for a period of time specified by the underwriters (not to exceed 12 months) following the effective date of registration.
      Amendment; Termination. The Board of Directors may terminate or amend the 2000 Stock Option Plan, except that no such termination or amendment may increase the number of shares subject to the 2000 Stock Option Plan or change the class of individuals eligible to receive options without the approval of our stockholders. In addition, no amendment may, without the grantee’s consent, materially adversely affect a previously granted option.

2003 Restricted Stock Deferral Plan for Outside Directors
      We adopted the 2003 Restricted Stock Deferral Plan for Outside Directors (the “2003 Directors Plan”) for the purpose of attracting and retaining outside directors. Under the 2003 Directors Plan, members of the Board of Directors can elect to receive up to 100% of their retainer and meeting fees in restricted stock or restricted stock units. Shares of restricted stock will be issued, or restricted stock units will be credited, as of the end of each calendar quarter with respect to retainer and meeting fees otherwise payable in that quarter. The restricted stock or restricted stock units generally vest over a three-year period, and one-third of the shares will vest each year on the anniversary of the end of the calendar quarter when fees were payable.
      In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares effected without consideration received by us, the Compensation Committee will conclusively determine the adjustment to the number of unissued shares of restricted stock or the number of restricted stock units. On October 24, 2005, the Board of Directors approved an amendment to the plan to authorize the issuance of up to an aggregate of 250,000 shares of common stock, which will be the maximum number of shares that may be issued pursuant to past or future awards granted under the plan.
      Eligibility. Restricted stock may be issued, or restricted units credited, to any member of the Board of Directors who is not a full-time employee of ICE.
      Administration. The Compensation Committee administers the 2003 Directors Plan. The Compensation Committee has the authority to interpret and construe the 2003 Directors Plan, and all such determinations are final.
      Nonassignability. Restricted stock issued under the 2003 Directors Plan is not transferable and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the vesting of such shares. The right to receive payments with respect to restricted stock units is generally not assignable or transferable.
      Amendment; Termination. The Board of Directors may at any time terminate or amend the 2003 Directors Plan. No such termination or amendment may adversely affect any outstanding restricted stock or restricted stock units.

2004 Restricted Stock Plan
      In September 2004, we adopted the 2004 Restricted Stock Plan. The purpose of the 2004 Restricted Stock Plan is to attract, retain and reward individuals performing services for us.
      Type of Awards. The 2004 Restricted Stock Plan allows us to issue awards of restricted stock or restricted stock units that convert into shares of our common stock. On October 24, 2005, our Board of Directors approved an amendment to the plan to authorize the issuance of up to an aggregate of 1,475,000 shares of common stock, which will be the maximum number of shares that may be issued pursuant to past or future awards granted under the plan.
      In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares effected without consideration received by us, the Compensation Committee will conclusively determine the adjustment to the number of shares covered by each outstanding award.
      Eligibility. Awards may be made at the sole discretion of the Compensation Committee to any of our employees that are members of a select group of management or highly compensated employees within the meaning of Sections 201(1), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, or to any of our directors.
      Vesting may be time-based or performance-based. Vesting may be accelerated by events such as a change in control, an initial public offering, or a sale of ICE or of substantially all of our assets, but may not be deferred for more than ten years.
      Administration. The Compensation Committee administers the 2004 Restricted Stock Plan. The Compensation Committee has the authority to interpret and construe the plan, grant awards and determine who will receive awards and in what amounts. The determination of the Compensation Committee with respect to the interpretation and construction of the 2004 Restricted Stock Plan is final.
      Nonassignability. Awards under the 2004 Restricted Stock Plan are not assignable or transferable during the lifetime of the grantee.
      Amendment; Termination. The Board of Directors may, with respect to shares at the time not subject to awards, terminate or amend the plan. No such termination or amendment may, without the grantee’s consent, materially adversely affect a previously granted award.

2005 Equity Incentive Plan
      The 2005 Equity Incentive Plan was adopted by our Board of Directors in April 2005 and was approved by our stockholders in June 2005. The purpose of the 2005 Equity Incentive Plan is to attract, retain and reward individuals performing services for us and to motivate those individuals to contribute to the growth and profitability of our business. The 2005 Equity Incentive Plan will terminate on the tenth anniversary of its adoption.
      Type of Awards. The 2005 Equity Incentive Plan allows us to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units.
      The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2005 Equity Incentive Plan is 2,125,000, subject to certain adjustments. The maximum number of shares of common stock with respect to which options or stock appreciation rights may be granted during any calendar year to any grantee is 250,000 (or 500,000 for an individual hired on or after the date of the plan’s adoption), and the maximum number of shares with respect to which restricted stock or restricted stock units may by granted during any calendar year to any grantee is 125,000 (or 250,000 for an individual hired on or after the date of the plan’s adoption).
      For incentive stock options and nonstatutory stock options that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the exercise price may not be less than 100% of the fair market value of the underlying shares as of the grant date. If the aggregate fair market value of shares as of the date of grant with respect to which incentive stock options are exercisable by an individual during a calendar year exceeds $100,000, then the option will be treated as a nonstatutory stock option. Incentive stock options granted to an individual who owns more than 10% of the combined voting power of all classes of stock of ICE expire five years after the date of grant and must have an exercise price of at least 110% of the fair market value of a share as of the date of grant.
      Options granted under our 2005 Equity Incentive Plan may be exercised by payment in cash or cash equivalent, by the tender of shares owned by the exercising party or cashless exercise.
      In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the shares, the Compensation Committee will conclusively determine the adjustment in the kind, exercise price (or purchase price, if applicable), and number of shares that are subject to awards, provided that adjustments to options or stock appreciation rights must comply with Section 424 of the Code.
      Eligibility. Awards may be granted to any employee, consultant or director of ICE, as selected in the sole discretion of the committee administering the 2005 Equity Incentive Plan.
      Vesting of awards may be time-based or performance-based. In the case of options and stock appreciation rights, if employment is terminated for any reason other than for cause, the grantee may exercise vested awards for a period of three months after the date of termination. If employment is terminated for cause, the awards will terminate immediately. If employment is terminated for any or no reason, shares that have not vested may be repurchased by us at the lesser of the original exercise price or the shares’ fair market value. In the case of restricted stock and restricted stock units, if employment is terminated during the applicable restricted period as defined in the 2005 Equity Incentive Plan, any unvested shares of restricted stock and restricted stock units will be forfeited and we will pay the grantee $0.01 for each unvested share of restricted stock.
      In the event of a change in control as defined in the 2005 Equity Incentive Plan, outstanding awards will become fully vested and exercisable if the surviving corporation does not assume our rights and obligations with respect to outstanding awards or does not substitute for substantially equivalent awards. Options and stock appreciation rights that are not assumed or substituted for by the surviving corporation and that are not exercised as of the date of the change in control will terminate and cease to be outstanding. Shares that have not previously been issued under restricted stock or restricted stock units and that are not assumed or substituted for by the surviving corporation will be issued. The 2005 Equity Incentive Plan also provides that issuance or payment of restricted stock and restricted stock units may be accelerated by an initial public offering of ICE.
      Administration. The 2005 Equity Incentive Plan is administered by the Compensation Committee, which, pursuant to the 2005 Equity Incentive Plan, is required to consist of two or more members of our Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee’s composition is also required to comply with the rules of the NYSE. The Compensation Committee has the authority to determine who will be granted awards, the number of shares granted subject to such awards and all matters relating to the administration of the plan. The determination of the Compensation Committee with respect to the interpretation and application of the 2005 Equity Incentive Plan is final. The Compensation Committee may only grant awards that either comply with the requirements of Section 409A of the Code or do not result in the deferral of compensation within the meaning of Section 409A.
      Nonassignability. Awards may be exercised only by the grantee and generally may not be assigned or transferred during the grantee’s lifetime.
      Amendment; Termination. The Board of Directors may at any time amend or terminate the 2005 Equity Incentive Plan, subject to stockholder approval of certain amendments. No such amendment or termination may impair the rights of any grantee unless mutually agreed otherwise between the committee and the grantee.

EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about our Common Stock that may be issued under our existing equity compensation plans as of December 31, 2005, which consists of the 2000 Stock Option Plan, 2003 Directors Plan, 2004 Restricted Stock Plan and 2005 Equity Incentive Plan.
Equity Compensation Plan Information

					Number of Securities
	Number of				Available for Future
	Securities to be Issued		Weighted Average		Issuance under Equity
	Upon Exercise of		Exercise Price of		Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders(1)	4,851,168	(1)	$9.51	(1)	2,368,173
Equity compensation plans not approved by security holders(2)	1,470,351		N/A	(2)	254,649

TOTAL	6,321,519		N/A	(1)(2)	2,622,822

(1)	The 2000 Stock Option Plan was approved by our stockholders in June 2000 and the 2005 Equity Incentive Plan was approved by our stockholders in June 2005. Of the 4,851,168 securities to be issued upon exercise of outstanding options, warrants and rights, 4,787,418 are options with a weighted average exercise price of $9.51 and the remaining 63,750 securities are restricted stock that does not have an exercise plan.

(2)	This category includes the 2003 Directors Plan and the 2004 Restricted Stock Plan. The weighted average exercise price of outstanding options, warrants and rights in column (b) for equity compensation plans not approved by security holders is not applicable since the only grants or awards under these plans have been restricted stock and restricted stock units, which do not have an exercise price.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      This Compensation Committee Report on Executive Compensation discusses the methods that were used to determine executive compensation for the fiscal year ended December 31, 2005. The report specifically reviews the methods employed in setting the compensation of our Chief Executive Officer and generally with respect to all executive officers.
      The Compensation Committee determines the type and level of compensation for executive officers, reviews the performance of the Chief Executive Officer, and oversees the administration of ICE’s annual incentive plan, the 2000 Stock Option Plan, the 2003 Directors Plan, the 2004 Restricted Stock Plan and the 2005 Equity Incentive Plan. The Compensation Committee’s charter, which is periodically reviewed and revised by the Compensation Committee and the Board of Directors, outlines the specific responsibilities of the Compensation Committee.
Philosophy
      ICE’s executive compensation philosophy is to link compensation with individual achievement, company performance, and the creation of stockholder value. This is accomplished through four primary objectives:

•	attract, retain and reward executive officers and critical talent capable of achieving ICE’s business objectives;

•	offer competitive compensation opportunities that reward individual contributions and corporate performance;

•	align the interests of executive officers and stockholders through long-term equity incentives; and

•	ensure that total compensation is commensurate with the performance achieved and value created for stockholders.
      At the beginning of each fiscal year, the Compensation Committee reviews officer compensation levels and bonus targets for the upcoming fiscal year, as well as actual bonus payments and equity awards for the completed fiscal year. In determining compensation for a specific officer, the Compensation Committee considers many factors, including the scope of the officer’s particular job, his or her performance in the job, the expected value of the officer’s future impact or contribution to ICE’s success and growth, geographic pay differentials, ICE’s recent financial performance, and market competitiveness. Executive officers are matched to positions in a relevant peer group with similar job scope and responsibility. In establishing officer compensation recommendations, the Compensation Committee reviews, and gives consideration to, the recommendations of the Chief Executive Officer, except with respect to his own compensation.
      ICE’s peer group includes comparably-sized financial exchanges, financial services providers, and related companies based on metrics such as revenue, market capitalization, and the number of employees. The peer group for executive compensation comparison is generally consistent with the peer group utilized for valuation and corporate benchmarking purposes, but the Compensation Committee may utilize additional comparators in order to benchmark the full range of corporate officers and to take into account the lack of compensation data for some competitors. The peer group is reviewed annually by the Compensation Committee and adjustments are made as necessary. The Compensation Committee also reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings of specific companies and reports from compensation consulting firms. In light of the varied duties and responsibilities of our executive officers, the business mix (e.g., futures exchange vs. over-the-counter trading vs. software development), and the geographic dispersion of the executive group, the Compensation Committee may rely on different comparators and/or compensation survey sources for a subset of the officer group.
Compensation Elements
      ICE delivers executive compensation through a combination of fixed and variable cash vehicles and equity awards. The main components used to support these objectives are base salary, annual performance bonus, and equity grants. For each of these elements, ICE’s strategy has been to examine peer group compensation practices and to review the placement of each executive officer relative to the market percentiles, taking into consideration individual and company performance relative to the peer group.

Base Salary
      ICE targets a base salary market position for each officer that is between the median and 60th percentile of the market depending on the officer’s experience in their respective position and individual performance. Executive officers are eligible for a base salary increase each year that is determined under the business-wide performance review process and salary increase guidelines. The Compensation Committee considers individual performance for the preceding year, the individual’s pay level relative to similar positions in ICE’s peer group, any promotions or changes in responsibilities, internal equity considerations, corporate performance, and other factors in determining the group of officers eligible for a base salary increase and the amount of a salary increase, if any.

Annual Incentives
      ICE’s annual bonus plan is structured to deliver total cash compensation (base salary plus annual incentive) that is competitive with ICE’s peers for commensurate performance, and ICE targets a range between the median and 60th percentile of the market depending on the officer’s experience in his/her respective position and corporate and individual performance. Target annual incentive award opportunities are established at the beginning of the fiscal year and are approximately 75% of base salary for the Chief Executive Officer, 55% to 60% of base salary for Senior Vice Presidents, and 45% of salary for Vice Presidents. However, actual awards may range from no payouts to bonus payments above the target level based on company and individual performance. Awards are paid for the achievement of specific, well-defined management business objectives (“MBOs”) that are established early in each fiscal year. The primary determinant of the ICE bonus pool is the performance against a series of corporate MBOs (e.g., revenue growth, net income performance, market share, new customer acquisition and other key performance metrics), while individual awards are based on performance against a series of individual performance metrics. This performance review necessarily involves a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors that balance growth and profitability metrics and evaluates company and individual performance against that mix. The Compensation Committee reviews ICE’s performance relative to its corporate MBOs throughout the year on a quarterly basis, and also monitors and approves the bonus accruals throughout the fiscal year.

Equity Compensation
      The Compensation Committee believes that long-term incentives, primarily delivered through equity grants, are an effective vehicle to encourage ownership in ICE and align the interests of executive officers with those of stockholders. ICE is sensitive to the concerns of its stockholders regarding the potential dilutive impact of equity awards, and also takes into account the relevant accounting and tax impact of all potential forms of equity awards. Accordingly, ICE has designed its equity award practices to reflect an appropriate balance between stockholders’ dilution concerns and ICE’s need to make competitive grant levels along with the Compensation Committee’s desire to align the interests of executive officers with those of stockholders. ICE benchmarks its equity grant practices relative to its peer group, and is below the peer median for several important benchmarks such as “burn rate” (i.e., number of shares granted annually divided by the total number of common shares outstanding), issued overhang (i.e., total number of equity awards outstanding divided by the total number of common shares outstanding) and total overhang (i.e., total number of equity awards outstanding plus shares available for future grant divided by the total number of common shares outstanding).
      Historically, ICE has relied on grants of stock options under the 2000 Stock Option Plan, which only provide value if ICE’s stock price increases and generally vest over a four-year schedule.
      In 2004, the Compensation Committee and Board of Directors approved the adoption of the 2004 Restricted Stock Plan in order to attract, retain, and reward executive officers for the accomplishments of long-term performance goals and to provide the executive officers with the opportunity to obtain an equity interest in ICE. Equity awards are designed to target a range between the market median to 60th percentile of ICE’s peer group, though actual awards may vary based on individual performance, the strategic importance of the individual and retention objectives. ICE’s 2004 restricted stock unit awards for executive officers were based on a combination of time-vesting and performance-vesting shares that are linked to the cumulative EBITDA (earnings before interest, taxes, depreciation, and amortization) performance between 2005 and 2007. As part of the adoption of the 2004 Restricted Stock Plan, ICE initiated a tender exchange process whereby six of the executive officers surrendered 817,600 stock options that had been granted in 2002 at a strike price of $12.00 per share prior to the receipt of 586,462 time-vesting restricted shares and 586,462 performance-vesting restricted shares at a fair market value of $8.00 per share. One additional executive officer was a new hire in June 2004, and received a grant of 38,750 time-vesting restricted shares and 38,750 performance-vesting restricted shares at a fair market value of $8.00 per share. The 2004 restricted stock unit awards were designed as multi-year equity grants, with no additional equity awards planned through 2005. Accordingly, there were no equity grants to any of the individuals in the Summary Compensation table in 2005.

Benefits and Perquisites
      The benefits and perquisites offered to ICE’s executive officers are substantially the same as those offered to all ICE employees. ICE provides medical insurance, life and disability insurance, and other benefits to executives that are generally available to other employees, including a 401(k) plan with matching contributions. For its U.S. corporate officers, ICE provides an enhanced term life insurance benefit (calculated at five times salary less $50,000) and a supplemental disability insurance benefit that is designed to approximate the total benefit level (60% of eligible compensation) that cannot be afforded through the limits in ICE’s group disability plans ($10,000 per month). ICE’s contributions to these benefits programs are outlined in the “All Other Compensation” section of the Summary Compensation Table.
Chief Executive Officer Compensation
      The base salary, annual bonus and long-term incentives paid to Mr. Sprecher in 2005 were generally determined in accordance with ICE’s compensation philosophy and practices, as outlined above. Mr. Sprecher is eligible to participate in the same compensation plans, including the annual and long-term incentive plans available to ICE’s other officers and employees.
      For 2005, Mr. Sprecher’s base salary was $675,750, which was last updated on December 31, 2004 through a restructuring of the housing and travel allowance that had previously been paid to Mr. Sprecher. In September 2004, the Compensation Committee approved the elimination of a $6,000 monthly housing and travel allowance, and also approved a corresponding increase in Mr. Sprecher’s base salary by $72,000 per year (i.e., from $603,750 to $675,750), and this adjustment was made as of December 31, 2004. Notwithstanding the restructuring of that allowance, Mr. Sprecher’s last salary increase was effective as of January 1, 2003. The Compensation Committee uses a peer group described above for the purposes of determining the Chief Executive Officer’s compensation. Mr. Sprecher’s 2005 target incentive opportunity under the annual incentive plan was equal to 75% of base salary, which was increased from a target of 65% of base salary in 2004. Based on the achievement of the goals under the annual incentive plan, the Compensation Committee approved an annual incentive payment for 2005 of $1,013,625, or 200% of the target bonus payout for Mr. Sprecher. Mr. Sprecher received a bonus greater than his target bonus level due to ICE’s strong operating and financial performance, the successful completion of ICE’s initial public offering in November 2005, ICE’s successful transition of its futures business segment to an all electronic platform and the expansion of ICE’s product offerings. This bonus was paid in cash in December 2005.
      Additionally, in October 2005, the Compensation Committee and the Board of Directors approved the terms of the Second Amendment to Contribution and Asset Transfer Agreement (the “Put Termination Agreement”) by and among ICE, CPEX and Mr. Sprecher to cancel a Redeemable Stock Put contingent upon the closing of ICE’s initial public offering in November 2005. As part of the Put Termination Agreement, ICE amended CPEX’s registration rights with respect to its 2,197,813 shares of Class A2 Common Stock. In addition to extending customary demand and piggy-back registration rights for a twelve-month period from a six-month period following the termination of Mr. Sprecher’s employment, ICE has agreed to pay all underwriting discounts, broker’s fees and selling commissions incurred by CPEX in connection with selling its shares pursuant to the registration rights granted under the agreement. In no event will the aggregate amount payable by ICE for these underwriting fees exceed $4.5 million.
      Mr. Sprecher received a restricted stock award in 2004 consistent with the terms and provisions applicable to the other executive officers and as a consequence, he did not receive an equity award in 2005.
Policy on Deductibility of Compensation
      Section 162(m) of Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. Performance-based compensation that has been approved by ICE’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Compensation Committee of the Board of Directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).
      ICE’s policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives. ICE attempts to structure its compensation arrangements in a manner that is consistent with the requirements of Section 162(m).

Compensation Committee:

Judith A. Sprieser, Chairperson
Jean-Marc Forneri
Vincent Tese
Compensation Committee Interlocks and Insider Participation
      None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationships with Our Stockholders

Continental Power Exchange Put Agreement
      As a part of the transactions surrounding our formation, we entered into an agreement with our predecessor company, CPEX, on May 11, 2000. Our chief executive officer, Mr. Sprecher, owned then and continues to own substantially all the equity interests in CPEX. Pursuant to the agreement, CPEX conveyed all of its assets and liabilities to us. These assets included intellectual property that we used to develop our electronic platform. In return, we issued to CPEX a 7.2% equity interest in our business and we agreed to give CPEX a put option, by which CPEX could require us to buy its equity interest in our business at the purchase price equal to either our fair market value or $5 million, whichever is greater.
      In connection with our initial public offering, in October 2005 we entered an agreement with CPEX and Mr. Sprecher to terminate the put option upon the closing of our initial public offering. In connection with the termination of the put option, we amended certain registration rights previously granted to CPEX pursuant to which, as described below, we may be obligated to pay the expenses of registration of such shares, including underwriting discounts up to a maximum of $4.5 million.
      Mr. Sprecher currently owns 92.5% of the equity interest in CPEX and holds an irrevocable proxy enabling him to vote the remaining 7.5%. CPEX currently has no assets other than its equity interest in IntercontinentalExchange, Inc. and conducts no operations.

Continental Power Exchange, Inc. Stock Option Plan
      Four of our executives and employees held options that were granted between 1998 and 1999 under the CPEX Stock Option Plan which was terminated in November 2005 in connection with our initial public offering of common stock. These option holders included our president and chief operating officer and our chief technology officer. These options gave the option holder the right to purchase shares of our common stock from CPEX, and were fully vested. The exercise price for these options ranged from $1.04 to $1.72 per share. In total, there were 209,122 options outstanding under the CPEX Stock Option Plan, which could have been exercised against CPEX’s total equity stake in ICE. In connection with the termination of the CPEX Stock Option Plan, CPEX sold 209,122 shares of New Common Stock in our initial public offering, representing all shares of our common stock underlying the outstanding and vested options. As part of each holder’s agreement to terminate the Stock Option Plan and cancel all of their outstanding and vested options, CPEX paid each holder an amount equal to (i) the net proceeds received by CPEX in connection with its sale in the offering of the respective number of shares of common stock underlying such holder’s options, less (ii) the aggregate exercise price of such holder’s respective options, less (iii) applicable Federal and state withholding taxes. No payments were made to Mr. Sprecher in connection with the sale by CPEX of the 209,122 shares of New Common Stock.

Other
      From time to time, we have received investment banking services from Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., the lead underwriters of our initial public offering and each an affiliate of one of our largest stockholders. From time to time, we have also received consulting services from Goldman, Sachs & Co. and have entered into several foreign exchange forward contracts with Morgan Stanley Capital Group Inc. In 2005, we paid Morgan Stanley & Co. Incorporated $500,000 in financial advisory fees. In connection with the foreign exchange contracts, we paid Morgan Stanley & Co. Incorporated $1.2 million in 2005.
      Underwriting discounts in our initial public offering in November 2005 were approximately $31.1 million. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. were the lead underwriters of our initial public offering and each of them is an affiliate of one of our largest stockholders. SG Americas Securities, LLC was also an underwriter of our initial public offering and is an affiliate of Société Générale Financial Corporation, which is one of our largest stockholders. Morgan Stanley & Co., Goldman, Sachs & Co., and SG Americas Securities, LLC, along with other underwriters, received a portion of the aggregate underwriting discounts. Morgan Stanley & Co. and Goldman, Sachs & Co. were each paid approximately $11.7 million, before expenses, and SG Americas Securities, LLC was paid approximately $915,000, before expenses, in connection with their service as underwriters for our initial public offering.
Relationships with Certain Stockholders

Registration Rights
      In connection with the agreement to terminate CPEX’s put option, we amended certain registration rights previously granted to CPEX, which owns 2,197,813 shares of our outstanding Class A2 Common Stock. All of the equity interest in CPEX is owned by Mr. Sprecher, our Chairman and Chief Executive Officer, and members of his family. Under this agreement, CPEX is entitled to require us to register for resale into the public market the common stock CPEX will receive upon conversion of its shares of Class A2 Common Stock it currently holds if Mr. Sprecher’s employment with us has been terminated. In addition, we may be obligated to pay the expenses of registration of such shares, including underwriters discounts up to a maximum of $4.5 million.
      In addition, we entered into a registration rights agreement with certain stockholders, including, among others, Morgan Stanley Capital Group Inc. and The Goldman Sachs Group, Inc. (each an affiliate of the lead underwriters of our initial public offering), Total S.A. and Société Générale Financial Corporation (an affiliate of an underwriter of our initial public offering). Each of the foregoing stockholders beneficially owns more than five percent of the outstanding shares of our Common Stock. The registration rights agreements contain provisions relating to S-3 demand rights, piggy-back rights and lock-ups, among others.

Shareholders’ Agreement
      On June 14, 2001, we entered into a Shareholders’ Agreement with certain of our stockholders. This agreement provided, among other things, the right to nominate directors to our Board of Directors. When our independent board was elected, the parties to the Shareholders’ Agreement voluntarily agreed not to exercise their right under the Shareholders’ Agreement to nominate directors. Instead, the nominating shareholders, acting as a group, collectively nominated and elected the members of the independent board. This agreement also provided that the nominating shareholders would nominate and elect the chief executive officer and the chairman of ICE Futures to our Board of Directors as long as our Class B redeemable common stock remained outstanding. Pursuant to this agreement, since the elimination of our Class B redeemable common stock, the nominating shareholders have been required to nominate either the chief executive officer or the chairman of ICE Futures to our Board of Directors, rather than both. The agreement also placed restrictions on the use of proxies and voting trusts with unaffiliated entities. The Shareholders’ Agreement terminated on the closing of our initial public offering in November 2005.
Relationships with Our Directors

Chicago Climate Exchange Agreements
      One of our directors, Richard L. Sandor, is also the Chairman, Chief Executive Officer and principal owner of the Chicago Climate Exchange, Inc., which operates futures and OTC markets for the trading of emissions. In July 2003, we entered into an agreement with the Chicago Climate Exchange to provide hosting services for the trading of the Chicago Climate Exchange emissions on our electronic platform. Under this agreement, the Chicago Climate Exchange is required to pay us an annual license fee of $725,000 and an annual service fee of $500,000. The Chicago Climate Exchange is also required to pay us for certain technology development work at an agreed upon rate. The initial term of this agreement expires in December 2006. The terms of this agreement provide for automatic renewal for additional one year periods following the expiration of the initial term, unless either party provides at least six months’ notice of its intention not to renew.
      In May 2004, we entered into a listing agreement with the Chicago Climate Exchange under which we agreed to allow the Chicago Climate Exchange to make certain emissions contracts available for trading in its emissions trading market, which we host on our platform, and to delist such contracts from trading on our platform. Pursuant to this agreement, the Chicago Climate Exchange is obligated to pay us 10% of the gross revenues earned by the Chicago Climate Exchange in connection with trading in these contracts.
      In August 2004, we entered into a license agreement with the Chicago Climate Exchange in respect of certain of its intellectual property relating to an emission reduction trading system and method. Pursuant to our agreement, the Chicago Climate Exchange granted to us, our affiliates (including ICE Futures) and any of our contractors, agents and service providers a perpetual, non-exclusive, royalty-free license, including any patents or related applications thereto, in relation to such intellectual property. Pursuant to the terms of this agreement, we also acknowledged the Chicago Climate Exchange’s ownership of the intellectual property and agreed not to challenge the ownership, validity or enforceability of the intellectual property.
      In addition, in August 2004, ICE Futures entered into a Cooperation and Licensing Agreement with the Chicago Climate Exchange. Pursuant to this agreement, the Chicago Climate Exchange and ICE Futures formed a cooperative relationship for the purposes of promoting the development of a European emissions trading market through, in particular, the trading of emissions contracts on our electronic platform. The agreement provides for the Chicago Climate Exchange to fund ICE Futures development and operating costs in relation to the emissions contracts. The Chicago Climate Exchange will then receive 75% of net transaction fee income from the emissions contracts (after the deduction of operating costs). In December 2004, the European Climate Exchange, which is a subsidiary of the Chicago Climate Exchange, acceded to the terms of the Cooperation and Licensing Agreement. Emissions contracts refer to any cash or spot or futures contract for European emissions allowances traded on our platform pursuant to this agreement. Consistent with, and subject to, its legal and regulatory obligations and the provisions of this agreement, ICE Futures has agreed, among other obligations, to:

•	use commercially reasonable efforts to cooperate with the Chicago Climate Exchange in the design and listing of the emissions contracts;

•	manage, in cooperation with us, the process of modifying our electronic platform and other hardware and software as necessary to allow the trading of the emissions contracts;

•	provide required market supervision, compliance and regulatory arrangements; and

•	obtain the necessary regulatory approvals to allow the trading of the emissions contracts from trading screens located in the United Kingdom, Germany, France, the Netherlands, Switzerland, Sweden, Norway, the United States, and such other countries as ICE Futures and the Chicago Climate Exchange agree.
      The initial term of this agreement concludes on the later of December 31, 2007 and the date on which Phase I of the European Emissions Allowances Trading Scheme terminates, unless sooner terminated pursuant to special termination provisions of the agreement. The terms of this agreement provide for automatic renewal periods of one year following the conclusion of the initial term, unless terminated earlier by either party upon written notice provided no later than twelve months prior to the end of the initial term, or three months prior to the end of any renewal period.
      During 2005, we recognized $1.8 million in revenues pursuant to these agreements.
Intercompany Agreements

License and Services Agreements
      In May 2003, we entered into a Software License Agreement and an Atlanta Services Agreement with our subsidiary, ICE Futures, pursuant to which we provide ICE Futures with access to our electronic platform. Pursuant to the Software License Agreement, we have granted ICE Futures a license to use software related to our electronic platform, which ICE Futures may sub-license to its members and their customers. The Atlanta Services Agreement requires us to provide hosting, helpdesk and other services to ICE Futures. These agreements are designed to assist ICE Futures in meeting certain of its regulatory obligations as a Recognized Investment Exchange. ICE Futures is required to pay us for the license and related services pursuant to the terms of the agreements, which have been set on the same basis as we would negotiate with an unrelated third party. Similar agreements exist between ICE Futures and two of our other U.K.-based subsidiaries in respect of disaster recovery services and U.K. helpdesk services.

Recharge Agreement
      In December 2002, we entered into a Recharge Agreement with ICE Futures under which ICE Futures agreed to incur costs associated with stock issued to ICE Futures employees upon their exercise of options granted under the 2000 Stock Option Plan. Under the terms of the agreement, ICE Futures is required to pay us as soon as reasonably practicable after the exercise of an option an amount equal to the difference between the option exercise price and the value of the shares on the date of exercise. The agreement, which was amended in April 2004, limits ICE Futures’ maximum liability under the Recharge Agreement to $18.0 million. There was a total of $19,614 paid in 2005.

Other
      Kelly L. Loeffler, a corporate officer and our Vice President, Investor and Public Relations, is married to Jeffrey C. Sprecher, our Chairman and Chief Executive Officer. Since joining ICE in September 2002, Ms. Loeffler has reported directly to Richard V. Spencer, our Chief Financial Officer. In 2005, Ms. Loeffler received total cash compensation of approximately $400,000.

STOCK PERFORMANCE GRAPH
      Our New Common Stock began trading on the NYSE on November 16, 2005. The price information reflected for our New Common Stock in the following performance graph and accompanying table represents the closing sales prices of the New Common Stock for the period from November 16, 2005 through February 28, 2006. The graph and the accompanying table compare the cumulative total stockholders’ return on our New Common Stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Dow Jones Global Exchange Index. The calculations in the following graph and table assume that $100 was invested on November 16, 2005 in each of our New Common Stock, the Standard & Poor’s 500 Stock Index and the Dow Jones Global Exchange Index and also assumes dividend reinvestment. The closing sale price of our New Common Stock on the NYSE was $71.17 per share on March 20, 2006. The performance shown in the graph and table represents past performance and should not be considered an indication of future performance.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG INTERCONTINENTALEXCHANGE, INC., THE S&P 500 INDEX
AND THE DOW JONES GLOBAL EXCHANGE INDEX

*	$100 invested on 11/16/05 in ICE common stock and Dow Jones Global Exchange, or on 10/31/05 in the S&P 500 Index. The chart includes the reinvestment of dividends.

Cumulative Total Return ($)

	11/16/05(1)	11/30/05	12/31/05	1/31/06	2/28/06

IntercontinentalExchange, Inc.	100.00	82.29	92.61	129.48	139.49

Standard & Poor’s 500 Stock Index	100.00	103.78	103.82	106.57	106.86

Dow Jones Global Exchange Index	100.00	102.47	109.38	129.20	131.86

(1)	ICE’s New Common Stock began trading on the NYSE on November 16, 2005.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act, and regulations of the SEC require our directors, officers and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file initial reports of their ownership of our equity securities and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2005, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements.
AUDIT COMMITTEE REPORT
      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reporting, compliance with legal and regulatory requirements, systems of internal controls, qualifications and independence of our independent registered public accounting firm, performance of our internal audit function and independent auditors, financial reporting processes and such other functions as the Board may assign from time to time. On November 15, 2005, our Board of Directors adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.theice.com and is attached as Appendix A to this Proxy Statement.
      The Audit Committee held five meetings during the fiscal year ended December 31, 2005, one of which occurred after our initial public offering of New Common Stock in November 2005. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee also discussed with Ernst & Young LLP the matters required under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).
      The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2005 and determined to engage Ernst & Young LLP as the independent registered public accounting firm of IntercontinentalExchange for the fiscal year ending December 31, 2006.
      Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Audit Committee:

Frederic V. Salerno, Chairman
Charles R. Crisp
Jean-Marc Forneri

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our formation in May 2000 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain them.
      Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
      The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FEES AND SERVICES
Audit and Non-Audit Fees
      Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2005 and 2004 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

		Fiscal
	Fiscal Year 2005	Year 2004

Audit Fees	$1,711,900	$444,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,711,900	$444,000
      Audit Fees for the fiscal years ended December 31, 2005 and 2004 were for professional services rendered for the audits of our annual consolidated financial statements and regulatory related professional services rendered for our initial public offering of common stock in November 2005. The audit fees related to our initial public offering were $1,066,000 of the audit fees in fiscal year 2005.
      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      Pursuant to the provisions of its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public registered accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board of Directors, for the review and approval of such fees. The Audit Committee pre-approved all services performed by the independent registered accounting firm in fiscal year 2005.

INCORPORATION BY REFERENCE
      To the extent that this Proxy Statement is incorporated by reference into any other filing by ICE under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation”, “Audit Committee Report” and “Stock Performance Graph”, as well as Appendix A to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.
STOCKHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING
      Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by us at our executive offices in Atlanta, Georgia, on or before December 14, 2006 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
      In accordance with our Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2007 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of ICE, Johnathan H. Short, at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2006 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 11, 2007 and no later than February 10, 2007. However, if and only if the 2007 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2006 Annual Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder, (iv) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and (v) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting. Stockholder nominations for the Board of Directors must comply with the procedures set forth above under “Corporate Governance — Nomination of Directors”.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
      Our Board of Directors knows of no matters other than stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of IntercontinentalExchange.

By Order of the Board of Directors.

Jeffrey C. Sprecher
Chairman and Chief Executive Officer
Atlanta, Georgia
April 3, 2006
      Our 2005 Annual Report, which includes audited consolidated financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
INTERCONTINENTALEXCHANGE, INC.
I.     Purpose
      The Audit Committee (the “Committee”) of the Board of Directors of IntercontinentalExchange, Inc. (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to: (i) the quality and integrity of the financial statements of the Company and the financial reports and other financial information provided by the Company to the public or any governmental body; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s systems of internal controls regarding finance, accounting and legal compliance; (iv) the qualifications and independence of the Company’s independent auditors; (v) the performance of the Company’s internal audit function and independent auditors; (vi) the Company’s auditing, accounting, and financial reporting processes generally; and (vii) the performance of such other functions as the Board may assign from time to time. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, the Company’s internal auditor, legal counsel and any other person responsible for the financial management of the Company. The Committee will also prepare the report of the Committee required by the rules of the Securities and Exchange Commission and the New York Stock Exchange (“NYSE”) to be filed in the Company’s annual proxy statement. Consistent with its functions, the Committee will encourage continuous improvement of, and will foster adherence to, the Company’s policies, procedures and practices at all levels.
      The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section V of this Charter.
      The Committee’s responsibility is one of oversight. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and other personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.
      The Committee does not provide any expert or other special assurance as to such financial statements or any expert or any professional certification as to the work of the Company’s independent auditors. It is not the responsibility of the Committee to resolve disagreements, if any, between management and the Company’s independent auditors. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. As such, each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom he or she receives information, (ii) the accuracy of the financial statements and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) any representations made by management or the Company’s independent auditors as to any non-audit services provided by the independent auditors to the Company.

II.     Composition and Organization
      The Committee will consist of at least three directors, or such greater number determined by the Board, each of whom must be an “Independent Director” (as defined below). Members of the Committee shall be appointed by the Board and, unless otherwise directed by the Board, shall serve one-year terms. Members may be removed by the Board at any time with or without cause. Membership on the Committee shall automatically end at such time as a member ceases to be a member of the Board. Upon the removal or resignation of a member, the Board may appoint a successor to serve the remainder of the unexpired term. One member of the Committee will be appointed chairperson by the Board. If the Board fails to appoint the Committee’s chairperson, the Committee will appoint one member of the Committee as chairperson. The Committee shall have the power to create subcommittees with such powers within its areas of responsibility as the Committee shall from time to time confer.
      For purposes of this Charter, the term “Independent Director” means: a person other than an officer of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company, or who has an Immediate Family Member (as defined below) who is, or at any time during the past three years was, an executive officer of the Company (although employment as an interim Chairman or CEO or other executive officer does not disqualify a director from being independent);

•	a director who received or who has an Immediate Family Member who received in excess of $100,000 in direct compensation from the Company, during any period of 12 consecutive months within the three years preceding the determination of independence, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	a director who is, or who as an Immediate Family Member who is, a current partner of a firm that is the Company’s internal or external auditor;

•	a director who is a current employee of a firm that is the Company’s internal or external auditor;

•	a director who has an Immediate Family Member who is a current employee of a firm that is the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	a director who was, or who has an Immediate Family Member who was, within the last three years (but no longer) a partner or employee of a firm that was the Company’s internal or external auditor and who personally worked on the Company’s audit within that time;

•	a director who is, or who has an Immediate Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the Company’s present executive officers at the same time serves or served on the compensation committee of such other entity; or

•	a director who is a current employee, or who has an Immediate Family Member who is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (contribution to charitable organizations shall not be considered “payments” for purposes of this test, as long as disclosures are made for charitable contributions exceeding the foregoing amounts).

      Additionally, the following enhanced “Independent Director” requirements apply to members of the Audit Committee. Each member of the Audit Committee must meet the following requirements:

•	The member does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company (which shall include compensation paid by the Company to a consulting firm, investment bank, financial advisory firm, accounting firm, or law firm with which a director serves as an executive officer, partner, or similar position, but which shall not include fixed amounts of compensation under a retirement plan for prior service or fees related to service on the board or a committee thereof); and

•	The member is not an affiliated person of the Company or any subsidiary of the Company.
      A person shall be deemed “affiliated” with the Company if such person, directly or indirectly, controls, or is controlled by, or is under common control with, the Company. A person shall not be deemed to be in “control” of the Company if such person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company and such person is not an executive officer of the Company.
      For purposes of this Charter, “Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in law, sons-and daughters-in law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. The above criteria for director independence may be revised from time to time to conform to the requirements of New York Stock Exchange and requirements promulgated by the Securities and Exchange Commission.
III.     Qualifications
      Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, the chairperson of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being able to meet the requirements of a “financial expert” as that term is defined by the Securities and Exchange Commission and as required by the Sarbanes-Oxley Act of 2002, which are as follows:

•	Has an understanding of GAAP and financial statements;

•	Has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	Has an understanding of internal controls and procedures for financial reporting; and

•	Has an understanding of audit committee functions.
      No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Nominating and Governance Committee and the Board determine that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.
IV.     Meetings
      The Committee will meet at least four times annually and more frequently as circumstances dictate. The Committee chairperson will establish the agenda for each Committee meeting. As part of its job to foster open communication, the Committee will meet at least quarterly with management (including the Chief Financial Officer, corporate controller, chief legal counsel and others, as appropriate), the internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee will meet with the independent auditors and management quarterly to review the Company’s financial statements, consistent with Section V below.
V.     Responsibilities and Duties
      To fulfill its responsibilities and duties the Committee will:
      1.     Document/ Report Review

(a)	Review this Charter at least annually, update this Charter as necessary and ensure that this Charter is submitted to the Company’s Secretary for posting on the Company’s website.

(b)	Review any reports containing financial information that are submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

(c)	Review with financial management and the independent auditors each Form 10-Q and Form 10-K prior to its filing.

(d)	Review, at least annually, a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

(e)	Review a formal written statement submitted by the independent auditors to the Company at least annually which delineates all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 and hold discussions with the independent auditors regarding any disclosed relationships that may impact the auditor’s objectivity or independence.

(f)	Review a report of the independent auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Company with respect to:

(i)	all critical accounting policies and practices used;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

(g)	Review any information from the Disclosure Controls Committee.

(h)	Review the reports filed in the Company’s periodic filings with respect to the Company’s internal controls over financial reporting.

(i)	Prepare (or cause to be prepared) the report of the Committee to be included in the Company’s annual proxy statement.

(j)	The Committee shall discuss with management, legal counsel and the independent auditors any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      2.     Independent Auditors, Internal Auditors and Other Advisors

(a)	Select and hire the independent auditors. The Committee shall have sole authority, without Board action, to select and hire the independent auditors, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the independent auditors all disclosed relationships the independent auditors have with the Company to determine the independent auditors’ objectivity and independence, consistent with Independence Standards Board Standard No. 1.

(b)	Review and approve the independent auditors’ fees. The Committee shall have sole authority, without Board action, for such actions.

(c)	Approve all audit and non-audit services provided by the independent auditors, prior to the Company’s receipt of such services. The Committee shall have sole authority, without Board action, for such review and approval. All approved non-audit services shall be disclosed in the Company’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

(d)	Review and evaluate the qualifications, performance and independence of the independent auditors and when circumstances warrant, discharge the independent auditors. The independent auditors will be accountable to the Board and the Committee, as representatives of the stockholders of the Company.

(e)	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements. Instruct the independent auditors on areas that require special attention.

(f)	Set clear hiring policies for employees or former employees of the independent auditors that meet SEC/ NYSE standards. The Committee shall have sole authority, without Board action, to set clear hiring policies for employees or former employees of the independent auditors, including the requirement that no person be hired as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any other financial reporting oversight role if such person was employed by the independent auditors and participated in any capacity in the audit of the Company during the one year period preceding the date of initiation of such audit.

(g)	Hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit. The Committee shall have sole authority, without Board action, for such acts and shall be provided with appropriate funding for such acts.

(h)	Annually, review the pre-approval process for audit and permissible non-audit services.

(i)	Annually, review the overall audit plan as proposed by the independent auditors, internal audit and management, including the scope of the examination to be performed, the assistance to be provided by the internal auditors and any developments in accounting principles and auditing standards that may affect either the financial statements or the audit.

(j)	Review and approve the annual internal audit budget. On an annual basis, review the scope and results of the internal audit program/plan and meet with the Director of Internal Audit periodically (out of the presence of management and the Independent Auditors, as appropriate). Review with the Director of Internal Audit compliance with appropriate audit standards. Ensure that internal and external audit efforts have been coordinated and directed toward maximizing audit effectiveness.

(k)	Review a summary of internal audit findings and inquire whether appropriate corrective actions have been taken on significant audit findings. Also, review the current status of the annual internal audit plan and explanations for any significant deviations from the original plan.

      3.     Financial Reporting Processes

(a)	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

(b)	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(c)	In consultation with the independent auditors, review the integrity of the Company’s internal and external financial reporting processes.

(d)	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(e)	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent auditors or management.
      4.     Process Improvement

(a)	Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(b)	Following completion of the annual audit, review separately with each of management and the independent auditors any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response to the problems or difficulties.

(c)	Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

(d)	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(e)	Report to the Board on a regular basis and forward copies of the minutes of all meetings to the Board.

(f)	Establish and review procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters; and (ii) the confidential anonymous submission by employees of concerns regarding accounting or auditing matters. Review complaints and submissions pursuant to those procedures.

(g)	Annually review and discuss with management (i) the Company’s policies and procedures regarding officers’ expenses and perquisites and (ii) a summary of officers’ expenses and use of corporate assets.

(h)	Annually review and evaluate the performance of the Committee.

(i)	Review effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures.
      5.     Legal Compliance

(a)	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements and compliance programs and policies. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

(b)	Review and discuss the Company’s risk assessment and risk management policies. Review the Company’s major financial risk exposures and steps that management has taken to monitor them.

(c)	Review (i) the status of compliance with laws, regulations, and internal procedures, (ii) contingent liabilities and risks that may be material to the Company, (iii) the scope and status of systems designed to assure compliance with laws, regulations, and internal procedures, and (iv) major legislative and regulatory developments which could materially impact the Company. The foregoing may be facilitated through the receipt of reports from management, legal counsel and other third parties as determined by the Committee.

(d)	Review and approve all related party transactions.

(e)	Perform any other activities consistent with this Charter as the Committee deems necessary or appropriate, or as the Board further delegates to the Committee.

      VI.     Approval and Adoption
      This charter was approved and effective as of the 15th day of November, 2005.

[ ]	Mark this box with an X if you have made
changes to your name or address details above.

   Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees to serve for the following year and until their successors are duly elected:

	For	Withhold		For	Withhold
01 - Charles R. Crisp	[ ]	[ ]	05 - Richard L. Sandor, Ph.D.	[ ]	[ ]

	For	Withhold		For	Withhold
02 - Jean-Marc Forneri	[ ]	[ ]	06 - Jeffrey C. Sprecher	[ ]	[ ]

	For	Withhold		For	Withhold
03 - Sir Robert Reid	[ ]	[ ]	07 - Judith A. Sprieser	[ ]	[ ]

	For	Withhold		For	Withhold
04 - Frederic V. Salerno	[ ]	[ ]	08 - Vincent Tese	[ ]	[ ]

B Issues

The Board of Directors recommends a vote FOR the following proposal.

To ratify the appointment of Ernst & Young LLP	For	Against	Abstain
as our independent registered public accounting firm for	[ ]	[ ]	[ ]
the fiscal year ending December 31, 2006.

In their discretion, the proxies are authorized to
vote upon such other business as may properly
come before the Annual Meeting and any and
all adjournments or postponements thereof.

Please check this box if you plan on attending the Annual Meeting			[ ]

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

     Proxy - IntercontinentalExchange, Inc.

Annual Meeting Details:
May 11, 2006, 8:30 a.m, local time
The Grand Hyatt Atlanta in Buckhead
3300 Peachtree Road
Atlanta, Georgia 30305

Proxy Solicited by Board of Directors for 2006 Annual Meeting

The undersigned stockholder of IntercontinentalExchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of IntercontinentalExchange, Inc. to be held at The Grand Hyatt Atlanta in Buckhead, Atlanta, Georgia 30305 on Thursday, May 11, 2006 at 8:30 a.m. and hereby appoints Richard Spencer, Johnathan Short and Andrew Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if personally present to vote the IntercontinentalExchange, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments)

The securities that can be voted at the annual meeting consist of IntercontinentalExchange, Inc. (i) common stock, $0.01 par value per share, (ii) Class A common stock, Series 1, $0.01 par value per share, and (iii) Class A common stock, Series 2, $0.01 par value per share.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE INTERNET.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE.

Internet Voting Instructions
We are pleased to provide our stockholders the ability to vote your shares by the Internet! Available 24 hours a day 7 days a week!
We encourage you to take advantage of this voting feature, which eliminates the need to return the proxy card. Your Internet vote is quick, convenient and immediately submitted. Just follow these easy steps:

To vote using the Internet
• Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 11, 2006.
THANK YOU FOR VOTING